Exhibit 32.1
                          RIVIERA HOLDINGS CORPORATION


                                  CERTIFICATION


In connection with Form 10-Q of Riviera Holdings Corporation for the period ending March 31, 2006 (the "Report") as filed with the Securities and Exchange Commission, I, William L. Westerman, hereby certify as of the date hereof, solely for the purposes of Title 18, Chapter 63, section 1350 of the United States Code, that to the best of my knowledge:

1) The Report fully complies with the requirements of section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Riviera Holdings Corporation (the "Company") at the dates and for the periods indicated.

A signed original of this written statement or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

This Certification has not been, and shall not be deemed, "filed" with the Securities and Exchange Commission.

Date:  May 10, 2006
                                              /s/ William L. Westerman
                                              -------------------------------
                                              Chief Executive Officer
                                              and interim Treasurer and
                                              Chief Financial Officer